ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
ALL AMERICAN GROUP,  INC.

The undersigned officer of All American Group, Inc. (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of the Indiana Business Corporation Law, as amended, (hereinafter referred to as the “Law”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certifies the following facts:

SECTION 1:                                The date of incorporation of the Corporation is December 31, 1964.

SECTION 2:                                The name of the Corporation following this amendment to the Articles of Incorporation is “All American Group, Inc.”

ARTICLE I
Amendments

SECTION 1:                                Article V of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“The total number of shares which the corporation shall have the authority to issue is One Hundred Million (100,000,000) shares of Common Stock, without par value.”

ARTICLE II
Date of Adoption

The amendments were adopted on September 28, 2010.

ARTICLE III
Manner of Adoption and Vote

The shareholders of the Corporation entitled to vote in respect to the amendments adopted the proposed amendment. The amendment was adopted by a vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Class	Common
Shares entitled to vote	36,745,230
Number of shares represented at the meeting	34,170,690
Shares voted in favor	28,003,757
Shares voted against	6,162,184

ARTICLE IV
Compliance with Legal Requirements

The manner of adoption of these Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of  Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements included herein are true, this 28th day September, 2010.

All American Group, Inc.

/s/ Richard M. Lavers___
Richard M. Lavers
President and Chief Executive Officer

1281554.1